Exhibit 25

                                       FORM T-1
                 ===================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                  __________________

                               STATEMENT OF ELIGIBILITY
                       UNDER THE TRUST INDENTURE ACT OF 1939 OF
                      A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                                  __________________

                         CHECK IF AN APPLICATION TO DETERMINE
                         ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305(B)(2) _______
                                  __________________

                       UNITED STATES TRUST COMPANY OF NEW YORK
                 (Exact name of trustee as specified in its charter)


          New York                             13-5459866
          (Jurisdiction of incorporation       (I.R.S. employer
          if not a U.S. national bank)         identification No.)


          114 West 47th Street                 10036-1532
          New York, NY                         (Zip Code)
          (Address of principal
          executive offices)
                                  __________________

                         General Public Utilities Corporation
                 (Exact name of obligor as specified in its charter)


          Pennsylvania                         13-5516989
          (State or other jurisdiction of      (I.R.S. employer
          incorporation or organization)       identification No.)


             100 Interpace Parkway             07054-1149
             Parsippany, New Jersey            (Zip Code)
          (Address of principal executive offices)
                                  __________________
                           % Debentures Series    due ____
                         (Title of the indenture securities)

                 ===================================================






          GENERAL


          1. General Information

             Furnish the following information as to the trustee:

             (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of New York (2nd District),
               New York, New York
                    (Board of Governors of the Federal Reserve System)
               Federal Deposit Insurance Corporation, Washington, D.C. New York State Banking Department, Albany, New York

             (b) Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.


          2. Affiliations with the Obligor

             If the obligor is an affiliate of the trustee, describe each such affiliation.

                    None

          3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

             General Public Utilities Corporation currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

          16.  List of Exhibits.

             T-1.1  - "Chapter 204,  Laws of  1853, An  Act to  Incorporate
                      the United States Trust Company of New York, as Amended", is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 20, 1991 with the Securities and Exchange Commission (the "Commission") pursuant to the Trust Indenture Act of 1939 (Registration No. 2221291).

             T-1.2  - The trustee was  organized by  a special  act of  the
                      New York Legislature in 1853 prior to the time that the New York Banking Law was revised to require a Certificate of authority to commence business. Accordingly, under New York Banking Law, the Charter (Exhibit T-1.1) constitutes an equivalent of a certificate of authority to commence business.





             T-1.3  - The  authorization   of  the   trustee  to   exercise
                      corporate trust powers is contained in the Charter (Exhibit T-1.1).

          16.  List of Exhibits
              (Continued)

             T-1.4  - The By-laws  of the  United States  Trust Company  of
                      New York, as amended to date, are incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 20, 1991 with the Commission pursuant to the Trust Indenture Act of 1939 (Registration No. 2221291).

             T-1.6  - The  consent  of  the  trustee  required  by  Section
                      321(b) of the Trust Indenture Act of 1939.

             T-1.7  - A  copy  of  the latest  report  of condition  of the trustee published pursuant to law or the requirements of its supervising or examining authority.



          NOTE

          As of July 9, 1996, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

          In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                                  __________________


          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 9th day of July, 1996.


                                               UNITED STATES TRUST COMPANY OF
                                                   NEW YORK, Trustee


                                               By:





                                                   Louis P. Young
                                                   Vice President





          Exhibit T-1.6

          The consent of the trustee required by Section 321(b) of the Act.

                       United States Trust Company of New York
                                 114 West 47th Street
                                 New York, NY  10036


          September 1, 1995



          Securities and Exchange Commission
          450 5th Street, N.W.
          Washington, DC  20549

          Gentlemen:

          Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




          Very truly yours,


          UNITED STATES TRUST COMPANY
             OF NEW YORK



          By:  S/Gerard F. Ganey
             Senior Vice President





                                                              Exhibit T-1.7


                       UNITED STATES TRUST COMPANY OF NEW YORK
                         CONSOLIDATED STATEMENT OF CONDITION
                                    MARCH 31, 1996
                                   ($ IN THOUSANDS)


          ASSETS
          Cash and Due from Banks                               $    47,046

          Short-Term Investments                                         50

          Securities, Available for Sale                            758,118

          Loans                                                   1,221,210
          Less: Allowance for Credit Losses                          13,113
             Net Loans                                            1,208,097
          Premises and Equipment                                     58,360
          Other Assets                                              125,979
             Total Assets                                        $2,197,650


          LIABILITIES
          Deposits:
             Non-Interest Bearing                                $  387,509
             Interest Bearing                                     1,446,148
               Total Deposits                                     1,833,657

          Short-Term Credit Facilities                               82,285
          Accounts Payable and Accrued Liabilities                  128,745
             Total Liabilities                                   $2,044,687

          STOCKHOLDER'S EQUITY
          Common Stock                                               14,995
          Capital Surplus                                            42,394
          Retained Earnings                                          96,511
          Unrealized Gains on Securities Available
             for Sale (Net of Taxes)                                   (937)
          Total Stockholder's Equity                                152,963
             Total Liabilities and
             Stockholder's Equity                                $2,197,650



          I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

          Richard E. Brinkmann, SVP & Controller


          June 7, 1996